As filed with the Securities and Exchange Commission on March 19, 2013
Registration Statement No. 333-135592

UNITED SATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________

CHINO COMMERCIAL BANCORP

(Exact Name of Registrant as Specified in its Charter)

California (State or Other Jurisdiction of Incorporation or Organization)	20-4797048 (I.R.S. Employer Identification No.)

14245 Pipeline Avenue
Chino, California 91710

(909) 339-8880

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Chino Commercial Bank, N.A. 2000 Stock Option Plan

(Full Title of the Plan)

Dann H. Bowman
President and Chief Executive Officer
Chino Commercial Bancorp
14245 Pipeline Avenue
Chino, California 91710
(909) 393-8880

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

With a copy to: Nikki Wolontis, Esq. King, Holmes, Paterno & Berliner, LLP. 1900 Avenue of the Stars 25th Floor Los Angeles, California 90067 (310) 551-7411; (310) 556-4487 (fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

☐	Large accelerated filer	☐	Accelerated filer
☐	Non-accelerated filer (Do not check if a smaller reporting company)	☒	Smaller Reporting Company

Deregistration of Unsold Securities

On July 5, 2006, Chino Commercial Bancorp (the “Company”), filed a registration statement on Form S-8 (File No. 333-135592 (the "Registration Statement"). The Registration Statement registered certain shares of the Company's common stock (the "Common Stock") issuable under the Company's 2000 Stock Option Plan.

The Company has elected to voluntarily deregister all of the shares of Common Stock of the Company which are authorized for sale under the Registration Statement but which remain unsold to date. In accordance with an undertaking by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company that are registered, but unsold, under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Post-effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, in the City of Chino, State of California, on March 19, 2013.

CHINO COMMERCIAL BANCORP

/s/ Dann H. Bowman
By	Dann H. Bowman
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 1 to the Registration Statement was signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dann H. Bowman	President, Chief Executive Officer	March 19, 2013
Dann H. Bowman	and Director (principal executive officer)

/s/ Sandra F. Pender	Senior Vice President	March 19, 2013
Sandra F. Pender	and Chief Financial Officer (principal financial and accounting officer)

/s/ Bernard J. Wolfswinkel	Chairman of the Board	March 19, 2013
Bernard J. Wolfswinkel

/s/ H. H. Kindsvater	Vice Chairman of the Board	March 19, 2013
H. H. Kindsvater

/s/ Linda M. Cooper	Director	March 19, 2013
Linda M. Cooper

/s/ Richard G. Malooly	Director	March 19, 2013
Richard G. Malooly

/s/ Thomas A. Woodbury	Director	March 19, 2013
Thomas A. Woodbury

/s/ Jeanette L. Young	Director	March 19, 2013
Jeanette L. Young

*Pursuant to the Power of Attorney filed as Exhibit 24 to the Registrant’s Registration Statement on Form S-8, initially filed on July 5, 2006.

/s/ Dann H. Bowman
Dann H. Bowman Attorney-in-Fact

3183.003/627496.1

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